Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110332 on Form S-8 of our report dated June 16, 2006, appearing in this Annual Report on Form 11-K of the Dominion Salaried Savings Plan for the year ended December 31, 2005, filed with the Securities and Exchange Commission on June 22, 2006.

/s/ Deloitte & Touche LLP
June 19, 2007